Exhibit 5.1

[Fox Rothschild LLP Letterhead]

April 19, 2012

Radiant Logistics, Inc.

405 114th Avenue, S.E., Third Floor

Bellevue, Washington 98004

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Radiant Logistics, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, relates to the registration of the offering: (1) by the Company of an indeterminate number of (a) shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Common Shares”), (b) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company (the “Preferred Shares”), (c) debt securities (the “Debt Securities”), and (d) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”); and (2) by certain selling stockholders of up to [1,052,333] shares of Common Stock that are issued and outstanding (the “Stockholder Shares”). The securities being offered by the Company have an aggregate value of up to $75,000,000.

The securities may be issued, sold or delivered, as the case may be, from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus contained therein and any Prospectus Supplement and pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion express below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to the laws of the State of Delaware and is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (1) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered or deemed to be delivered as required by such laws, (2) all requisite third-party consents necessary to issue the Common Stock, Preferred Stock, Debt Securities and/or Warrants have been obtained by the Company, (3) after the issuance of the Common Stock offered pursuant to the Registration Statement, as amended or supplemented, the total number of shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exerciseable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Certificate of Incorporation, as amended and then in effect, and that par value of $0.001 per share has been paid for the Common Stock so issued, and (4) after the issuance of the Preferred Stock offered pursuant to the Registration Statement, as amended or supplemented, the total number of shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exerciseable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Company’s Certificate of Incorporation, as amended and then in effect, and that par value of $0.001 per share has been paid for the Preferred Stock so issued.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.         when (a) the Common Shares are specifically authorized for issuance by the Company’s Board of Directors, and (b) the stock certificates for the Common Shares have been duly executed by the Company, countersigned by the transfer agent therefore and duly delivered to the purchasers thereof against payment therefor, then the Common Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2.         when (a) the Preferred Shares are specifically authorized for issuance by the Company’s Board of Directors, (b) a certificate of designation relating to such Preferred Shares conforming to the Delaware General Corporation Law (a “Certificate”) is adopted by the Company’s Board of Directors and filed with the Secretary of State of the State of Delaware, and (c) the stock certificates for the Preferred Shares have been duly executed by the Company, countersigned by the transfer agent therefore and duly delivered to the purchasers thereof against payment therefor, then the Preferred Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

3.         when (a) the Debt Securities are specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Debt Securities Authorizing Resolution”), (b) the applicable indenture and any supplemental indenture relating to the Debt Securities (collectively, the “Indenture”) have been duly authorized, executed and delivered by the Company and by the trustee thereunder, (c) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any law or result in any default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (d) the Debt Securities have been duly executed and authenticated in accordance with the Indenture, and (e) the Debt Securities have been issued as contemplated in the Debt Securities Authorizing Resolution, then (i) the Debt Securities will constitute binding obligations of the Company, (ii) if the Debt Securities are convertible into Common Stock, the Common Stock, if and when issued upon conversion of the Debt Securities, and assuming that such shares of Common Stock have been properly reserved for issuance under the Debt Securities Authorizing Resolution, will be validly issued, fully paid and non-assessable, and (iii) if the Debt Securities are convertible into Preferred Stock, the Preferred Stock, if and when issued upon conversion of the Debt Securities, and assuming that such shares of Preferred Stock have been properly reserved for issuance under the Debt Securities Authorizing Resolution, will be validly issued, fully paid and non-assessable.

4.         when (a) the terms of the Warrants and the applicable warrant agreement are established or authorized and the Warrants are specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Warrants Authorizing Resolution”), (b) the Warrants are duly executed by the Company and all conditions for delivery of the Warrants established in the Warrants Authorizing Resolution have been met, and (c) the Warrants are delivered by the Company against receipt by the Company of the consideration therefore provided for in the Warrants Authorizing Resolution, then (i) the Warrants will be binding obligations of the Company, (ii) the Common Stock issuable upon exercise of the Warrants, assuming (A) receipt by the Company of the consideration payable by the holders of the Warrants upon exercise thereof as provided in the Warrants and the applicable warrant agreement, and (B) that such shares of Common Stock have been properly reserved for issuance under the Warrants Authorizing Resolution, if and when duly issued upon such exercise, will be validly issued, fully paid and non-assessable, and (iii) the Preferred Stock issuable upon exercise of the Warrants, assuming (A) receipt by the Company of the consideration payable by the holders of the Warrants upon exercise thereof as provided in the Warrants and the applicable warrant agreement, and (B) that such shares of Preferred Stock have been properly reserved for issuance under the Warrants Authorizing Resolution, if and when duly issued upon such exercise, will be validly issued, fully paid and non-assessable.

5.         the Stockholder Shares are validly issued, fully paid and nonassessable.

The opinions expressed above, as they relate to the Debt Securities, are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity. We express no opinion as to the validity, binding effect and enforceability of provisions in the Indenture or the Warrants relating to the choice of forum for resolving disputes.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ FOX ROTHSCHILD LLP